UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

000-54884

(Commission File Number)

Delaware	30-0826400
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7F, No. 311 Section 3

Nan-King East Road

Tapei City, Tawain

(Address of principal executive offices, with zip code)

+8862-87126958

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2015, China United Insurance Service, Inc. (“CUII”) and Action Holdings Financial Limited (“AHFL”) entered into an acquisition agreement (the “Acquisition Agreement”) with Mr. LI CHWAN HAU, the selling shareholder of Genius Holdings Financial Limited (the “Selling Shareholder”), a company with limited liability incorporated under the laws of British Virgin Islands (“GHFL”), to issue 352,166 fully paid and non-assessable shares of AHFL Common Stock (“AHFL Shares”) together with an granted put option for 352,166 shares of common stock of CUII (“Put Option”), in exchange for 704,333 shares of common stock of GHFL, being all of the issued and outstanding capital stock of GHFL. The Put Option may be exercised within six months of the closing date of the acquisition and the Selling Shareholder would exchange the AHFL Shares as consideration for the exercise of the Put Option. Subsequent to the acquisition, GHFL will become a wholly-owned subsidiary of CUII. GHFL holds 100% issued and outstanding shares of Genius Investment Consultant Co., Ltd. (“Taiwan Genius”), a limited company incorporated under the laws of Taiwan, which in turn holds approximately 15% issued and outstanding shares of Genius Insurance Broker Co., Ltd. (“Genius Broker”), a company limited by shares incorporated under the laws of Taiwan. Both GHFL and Taiwan Genius have no substantive business operation other than the holding of shares of its subsidiary. Genius Broker is primarily engaged in broker business across Taiwan.

The AHFL Shares, and the CUII Shares issuable upon exercise of the Put Option, will be subject to a lock-up, where the Selling Shareholder: (i) will not, for a period of 4 years commencing from the issuance date of the stock certificate, representing his AHFL Shares or CUII Shares, sell, transfer or otherwise dispose (“Transfer”) any of his AHFL Shares or CUII Shares; (ii) may Transfer up to 20% of his AHFL Shares or CUII Shares commencing from the fourth anniversary date; (iii) may Transfer up to an additional 30% of his AHFL Shares or CUII Shares commencing from the fifth anniversary date; and (iv) may freely Transfer any of his remaining AHFL Shares or CUII Shares commencing from the sixth anniversary date.

On the fourth anniversary date described above, depending on the earnings per share achieved during the fiscal years of 2014 through 2017, an adjustment on the acquisition price may be triggered.

On the fourth anniversary of the closing date of the acquisition, if the Guaranteed Price per share is higher than the Average Price per share, then an adjustment shall be made, pursuant to which additional common shares of CUII (the “Additional CUII Shares”) shall be issued to the Selling Shareholder according to the formula below:

Additional CUII Shares = [(Guaranteed Price per share – Average Price per share) X Number of CUII Shares held by the Selling Shareholder] / Average Price per share Guaranteed Price per share = [(Average earnings per share of Genius Broker actually distributed for the fiscal years of 2014, 2015, 2016 and 2017) X 10 + (the aggregate earnings per share of Genius Broker actually distributed for the fiscal years of 2014, 2015, 2016 and 2017)] X 2 / 30 Average Price per share equals to the average closing trading prices of CUII during the full preceding year.

If AHFL or CUII intends to transfer, directly or indirectly, of any shares of Genius Broker, it shall notify the Selling Shareholder, of the intended price and number of shares to be sold in prior written notice, and the Selling Shareholder may, within 30 days of the preceding notice, notify AHFL or CUII to purchase such shares at equal price. Failure to do so, AHFL or CUII is free to Transfer such shares.

Mr. LI CHWAN HAU, is the sole shareholder of Genius Holdings Financial Limited and a director and shareholder of CUII.

The Acquisition Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the acquisition is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is filed as Exhibit 10.1 hereto, and incorporated, herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Acquisition Agreement CUII is issuing a Put Option to purchase 352,166 shares of CUII common stock in exchange for the AHFL shares issued to the Selling Shareholder pursuant to the terms of the Acquisition Agreement. The issuance of the Put Option was made pursuant to an exemption from registration in Regulation S under the Securities Act of 1933, as amended.

The description of the Acquisition Agreement and Put Option contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Acquisition Agreement, dated February 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: February 18, 2015

	By:	/s/ Mao Yi Hsiao
	Name:	Mao Yi Hsiao
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Acquisition Agreement, dated February 13, 2015